Exhibit 10.03

FIRST AMENDMENT TO THE AMENDED AND RESTATED
ALLIED WASTE INDUSTRIES, INC. 1991 INCENTIVE STOCK PLAN
(As Amended and Restated Effective February 5, 2004)

     THIS FIRST AMENDMENT (“Amendment”), made and entered into on December 6, 2004, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (“Employer”).

R E C I T A L S:

     1. The Employer maintains the Amended and Restated Allied Waste Industries, Inc. 1991 Incentive Stock Plan (“Plan”), as amended and restated effective February 5, 2004;

     2. The Employer has reserved the right to amend the Plan in whole or in part; and

     3. The Employer intends to amend the Plan.

     THEREFORE, the Employer hereby adopts this Amendment, as follows:

     1. Section 6(e) of the Plan is hereby amended by adding the following paragraph at the beginning of Section 6(e), preceding Sections 6(e)(i)-(v):

          “Except as otherwise determined by the Committee and as otherwise set forth in the agreement evidencing the Options or in an employment or any other written agreement with the Company:”

     2. The first two sentences in the third paragraph of Section 7(a) of the Plan are hereby amended in their entirety to read as follows:

“A Participant who is eligible to participate in any nonqualified deferred compensation plan of the Company which is currently in effect or subsequently adopted by the Company (separately and collectively, “Deferred Compensation Plan”) may elect to defer the Issue Date(s) for one or more units of Restricted Stock. The Participant’s election must be made, in writing, in accordance with the terms of the Deferred Compensation Plan.”

     3. The Effective Date of this Amendment shall be December 6, 2004.

     4. Except as provided in this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation

By

Steven M. Helm, Executive Vice President and General Counsel

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